As filed with the Securities and Exchange Commission on April 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIFEPOINT HOSPITALS, INC.

(formerly Lakers Holding Corp.)
(Exact name of Registrant as Specified in Charter)

Delaware	20-1538254
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee 37027
(615) 372-8500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kenneth C. Donahey
President
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
(615) 372-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
LIFEPOINT HOSPITALS, INC. 1998 LONG-TERM INCENTIVE PLAN
LIFEPOINT HOSPITALS, INC. EMPLOYEE STOCK PURCHASE PLAN
LIFEPOINT HOSPITALS, INC. MANAGEMENT STOCK PURCHASE PLAN
LIFEPOINT HOSPITALS, INC. RETIREMENT PLAN
LIFEPOINT HOSPITALS, INC. OUTSIDE DIRECTOR’S STOCK AND
INCENTIVE COMPENSATION PLAN
(Full titles of the plans)

Copies to:
Morton A. Pierce, Esq.
Jack S. Bodner, Esq.
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to Be Registered	Registered(2)	Offering Price Per Share(3)	Aggregate Offering Price(3)	Registration Fee(3)
1998 Long-Term Incentive Plan Common Stock, par value $0.01 per share(1). . . . . . . . . . . . . . . . . . . . . .	7,352,434 shares	$45.45	$334,168,125.30	$39,331.59
Employee Stock Purchase Plan Common Stock, par value $0.01 per share(1). . . . . . . . . . . . . . . . . . . . . .	135,904 shares	$45.45	$6,176,836.80	$727.01
Management Stock Purchase Plan Common Stock, par value $0.01 per share(1). . . . . . . . . . . . . . . . . . . . . .	114,680 shares	$45.45	$5,212,206	$613.48
Retirement Plan Common Stock, par value $0.01 per share(1). . . . . . . . . . . . . . . . . . . . . .	700,000 shares	$45.45	$31,815,000	$3,744.63
Outside Director’s Stock and Incentive Compensation Plan Common Stock, par value $0.01 per share(1). . . . . . . . . . . . . . . . . . . . . .	212,841 shares	$45.45	$9,673,623.50	$1,138.59

(1)	Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

(2)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan, LifePoint Hospitals, Inc. Employee Stock Purchase Plan, LifePoint Hospitals, Inc. Management Stock Purchase Plan, LifePoint Hospitals, Inc. Retirement Plan and LifePoint Hospitals, Inc. Outside Director’s Stock and Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant’s outstanding shares of Common Stock or shares issuable pursuant to awards granted under any of the plans. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the LifePoint Hospitals, Inc. Retirement Plan.

(3)	Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low selling prices, as reported on the Nasdaq National Market, of the Common Stock of the Registrant as of April 13, 2005, a date within five business days prior to the filing of this Registration Statement.

(4)	Calculated by multiplying the proposed maximum aggregate offering price for the shares of Common Stock issuable under each Plan by 0.0001177.

EXPLANATORY NOTE

     LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.) (the “Registrant”) hereby files this Registration Statement on Form S-8 relating to its Common Stock, par value $0.01 per share, which may be sold upon the exercise of options or pursuant to other types of equity-based awards granted under the plans listed below (collectively, the “Plans”).

     Pursuant to the Agreement and Plan of Merger, dated as of August 15, 2004, by and among Historic LifePoint Hospitals, Inc. (formerly LifePoint Hospitals, Inc.) (“Historic LifePoint”), the Registrant, Lakers Acquisition Corp. (“LifePoint Merger Sub”), Pacers Acquisition Corp. (“Province Merger Sub”) and Province Healthcare Company (“Province”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 25, 2005, and Amendment No. 2 to Agreement and Plan of Merger, dated as of March 15, 2005, on April 15, 2005, LifePoint Merger Sub will merge with and into Historic LifePoint, with Historic LifePoint continuing as the surviving entity (the “LifePoint Merger”), and Province Merger Sub will merge with and into Province, with Province continuing as the surviving entity (the “Province Merger” and, together with the LifePoint Merger, the “Mergers”). As a result of the Mergers, Historic LifePoint and Province each will become a wholly owned subsidiary of the Registrant. In addition, once both Mergers have been consummated, the Registrant will assume the obligations of Historic LifePoint under the Plans, each option to purchase the common stock of Historic LifePoint outstanding immediately prior to the effective time of the Mergers will become an option to acquire an equal number of shares of the Registrant’s Common Stock at a price per share equal to the per share exercise price specified in each such option, and each other equity-based award issued under the Plans providing for the right to purchase or receive shares of common stock of Historic LifePoint outstanding immediately prior to the effective time of the Mergers will be converted into an equivalent equity-based award providing for the right to purchase or receive shares of the Common Stock of the Registrant.

     This Registration Statement relates to the Common Stock of the Registrant issuable pursuant to the Plans as follows:

•	7,352,434 shares subject to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan;

•	135,904 shares subject to the LifePoint Hospitals, Inc. Employee Stock Purchase Plan;

•	114,680 shares subject to the LifePoint Hospitals, Inc. Management Stock Purchase Plan;

•	700,000 shares subject to the LifePoint Hospitals, Inc. Retirement Plan; and

•	212,841 shares subject to the LifePoint Hospitals, Inc. Outside Director’s Stock and Incentive Compensation Plan.

 1

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing information specified by Part I of this Registration Statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in the Plans listed on the cover of the Registration Statement as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), taken together, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

 2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Registrant or Historic LifePoint Hospitals, Inc. (formerly LifePoint Hospitals, Inc.) (File No. 0-29818) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise indicated, are incorporated herein by reference and made a part hereof:

(a)	Historic LifePoint Hospitals, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b)	Historic LifePoint Hospitals, Inc.’s Current Reports on Form 8-K filed on February 9, 2005, March 16, 2005, March 18, 2005, March 21, 2005, March 28, 2005, April 1, 2005, April 4, 2005 and April 13, 2005; and

(c)	Description of the Registrant’s Common Stock included in the Registration Statement on Form S-4 (Reg. No. 333-119929) filed by the Registrant under the Securities Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     The Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the “DGCL”) as to indemnification by the Registrant of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article Thirteenth of the Registrant’s Amended and Restated Certificate of Incorporation (which Amended and Restated Certificate of Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement) provides for the indemnification of the Registrant’s officers and directors in accordance with the DGCL. Article Tenth of Registrant’s Amended and Restated Certificate of Incorporation includes, as permitted by the DGCL, certain limitations on the potential personal liability of members of the Registrant’s Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

     The directors and officers of the Registrant are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.)
3.2	Amended and Restated By-Laws of LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.)
4.1	Form of Specimen Stock Certificate of LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.)(a)
4.2	Rights Agreement, dated as of April 15, 2005, between LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.) and National City Bank, as Rights Agent
5.1	Opinion of Dewey Ballantine LLP
15.1	Letter re unaudited interim financial information(b)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Dewey Ballantine LLP(c)
24.1	Power of Attorney(d)

(a)	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by the Registrant on February 18, 2005 (Reg. No. 333-119929).

(b)	Not applicable.

(c)	Included in Opinion of Dewey Ballantine LLP filed as Exhibit 5.1 hereto.

(d)	Included on the signature page of this Registration Statement on Form S-8 and incorporated herein by reference.

Item 9. Undertakings.

          a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 15th day of April, 2005.

LIFEPOINT HOSPITALS, INC.

By:	/s/	Kenneth C. Donahey

Name:		Kenneth C. Donahey
Title:		President

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant whose signature appears below hereby constitutes and appoints William F. Carpenter III his true and lawful attorney-in-fact and agent, with full power of substitution, and with power to act alone, to sign and execute on behalf of the undersigned one or more Registration Statements on Form S-3, Form S-4 or Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act, as amended, of the shares of common stock, par value $0.01 per share, of the Registrant, deferred compensation obligations of the Registrant and/or interests in certain employee benefit plans of the Registrant, as the case may be, to be issued in connection with certain employee benefit plans of the Registrant and/or its subsidiaries, including:

•	LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan;

•	LifePoint Hospitals, Inc. Employee Stock Purchase Plan;

•	LifePoint Hospitals, Inc. Management Stock Purchase Plan;

•	LifePoint Hospitals, Inc. Retirement Plan; and

•	LifePoint Hospitals, Inc. Outside Director’s Stock and Incentive Compensation Plan;

and any other employee stock incentive, stock option, restricted stock, deferred compensation and benefit plans or successor plans maintained for the benefit of employees of the Registrant or any of its subsidiaries with power where appropriate to affix thereto the corporate seal of the Registrant and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Kenneth C. Donahey	Chairman of the Board, President	April 15, 2005
Kenneth C. Donahey	and Chief Executive Officer
(principal executive officer) of
LifePoint Hospitals, Inc.

/s/ Michael J. Culotta	Chief Financial Officer (principal	April 15, 2005
Michael J. Culotta	financial officer) of LifePoint
Hospitals, Inc.

/s/ William F. Carpenter III	Director of LifePoint Hospitals, Inc.	April 15, 2005

William F. Carpenter III

REPRESENTING A MAJORITY OF THE BOARD OF DIRECTORS OF LIFEPOINT HOSPITALS, INC.

INDEX TO EXHIBITS

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.)
3.2	Amended and Restated By-Laws of LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.)
4.1	Form of Specimen Stock Certificate of LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.)(a)
4.2	Rights Agreement, dated as of April 15, 2005, between LifePoint Hospitals, Inc. (formerly Lakers Holding Corp.) and National City Bank, as Rights Agent
5.1	Opinion of Dewey Ballantine LLP
15.1	Letter re unaudited interim financial information(b)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Dewey Ballantine LLP(c)
24.1	Power of Attorney(d)

(a)	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by the Registrant on February 18, 2005 (Reg. No. 333-119929).

(b)	Not applicable.

(c)	Included in Opinion of Dewey Ballantine LLP filed as Exhibit 5.1 hereto.

(d)	Included on the signature page of this Registration Statement on Form S-8 and incorporated herein by reference.